Exhibit 99.1
Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

FOR IMMEDIATE RELEASE	Company Contact

June 30, 2021	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

Energizer Holdings, Inc. Announces CFO Succession

•Timothy W. Gorman, Executive Vice President and CFO, to Retire
•John Drabik, Senior Vice President, Corporate Controller and Chief Accounting Officer, Promoted to Executive Vice President and CFO, Effective October 1, 2021

ST. LOUIS, June 30, 2021 — Energizer Holdings, Inc. (NYSE: ENR) (the “Company”) today announced that Timothy W. Gorman has decided to retire from his position as Executive Vice President and CFO after a nearly 40-year career in finance. John Drabik, Senior Vice President, Corporate Controller and Chief Accounting Officer, will succeed Mr. Gorman as Executive Vice President and CFO, effective October 1, 2021. Mr. Drabik will report to Mark S. LaVigne, President and CEO. To ensure a smooth transition, Mr. Gorman will remain with the Company in an advisory capacity through December 31, 2021.

“John has been an important part of our leadership team and finance organization for nearly two decades, and has considerable financial and operational expertise and familiarity with Energizer’s business,” said Mr. LaVigne. “As part of our Board’s commitment to succession planning, the Board previously identified John as a candidate for CFO and we have worked closely with him over the years to prepare him for this role. He is a strong and thoughtful leader, and I am confident that he will be a great CFO for Energizer.”

“I am honored to be stepping into the role of CFO at a time of strength and momentum for Energizer,” said Mr. Drabik. “I look forward to working with Mark and the rest of the team as we continue to strengthen our leadership across product categories and generate sustainable growth for our shareholders.”

Mr. LaVigne continued, “Tim has been an integral member of the Energizer team and has made countless contributions to our growth and success throughout the years. His integrity, dedication and intimate knowledge of our operations have been instrumental in helping Energizer transform into the leading global consumer products company it is today. Tim’s efforts have supported our strategic priorities and positioned us to deliver continued operational excellence. It has been a pleasure to work with Tim and, on behalf of everyone at Energizer, we wish him the best in his retirement.”

“Looking back on my career with Energizer, I could not be prouder of what we have accomplished as a company,” said Mr. Gorman. “Looking forward, I am confident in the direction the Company is heading, especially with John serving in the CFO role. He knows Energizer as well as I do, and I look forward to working with Mark, John and the rest of the team to ensure a smooth transition.”

During his nearly 20-year career at Energizer, Mr. Drabik has held several roles of increasing responsibility across the Company’s finance organization. Prior to his current role, Mr. Drabik served as Vice President, Corporate Controller and Treasurer, where he was responsible for the Company’s global controllership, external reporting, tax, operations accounting and treasury functions. He also previously served as Vice President, Corporate Development, where he was responsible for sourcing and completing multiple transactions across the consumer sector.

Mr. Drabik holds an M.B.A. from Washington University in St. Louis and a Bachelor's Degree in Accounting from the University of Missouri - Columbia.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, Missouri, is one of the world’s largest manufacturers and distributors of primary batteries, portable lights, and auto care appearance, performance, refrigerant, and fragrance products. Our portfolio of globally recognized brands includes Energizer®, Armor All®, Eveready®, Rayovac®, STP®, Varta®, A/C Pro®, Refresh Your Car! ®, California Scents®, Driven®, Bahama & Co. ®, LEXOL®, Eagle One®, Nu Finish®, Scratch Doctor®, and Tuff Stuff®. As a global branded consumer products company, Energizer’s mission is to lead the charge to deliver value to our customers and consumers better than anyone else.

Forward-Looking Statements

Certain information contained in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions difficult to predict or beyond our control. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2020 and subsequent Commission filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.